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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Hollywood Park, Inc.:

As independent public accountants, we consent to the incorporation by reference in the registration statement on Form S-8, dated October 27, 1995, of Hollywood Park, Inc. of our report dated February 15, 1995 on the consolidated balance sheet as of December 31, 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows of Hollywood Park, Inc. and Subsidiaries for the year then ended, which report appears in the December 31, 1995 annual report on Form 10K of Hollywood Park, Inc.


                                                             ARTHUR ANDERSEN LLP

Los Angeles, California
March 27, 1996

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